EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sensortecnics Inc.

Birmingham, United Kingdom

We hereby consent to the inclusion in this Offering Statement on Form 1-A of our report dated June 28, 2019, relating to the financial statements of Sensortecnics Inc. for the period from October 8, 2018 (Inception) to October 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

June 28, 2019